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                                                                  EXHIBIT 10 (a)

                       HUNTINGTON BANCSHARES INCORPORATED

                           BOARD OF DIRECTORS MEETING
                                 AUGUST 15, 2001

                                       RE:
           FOURTH AMENDMENT TO THE HUNTINGTON BANCSHARES INCORPORATED
                             1990 STOCK OPTION PLAN

      WHEREAS, the Board of Directors and shareholders of Huntington Bancshares Incorporated (the "Corporation") previously adopted and established the Huntington Bancshares Incorporated 1990 Stock Option Plan (the "1990 Plan") which provides for the grant to eligible employees of the Corporation or its subsidiaries of options to purchase shares of common stock, without par value, of the Corporation;

      WHEREAS, Section 5(d) of the 1990 Plan currently defines "Termination" to include a termination of employment following a Change in Control or the disposition (other than a Change in Control) of substantially all of the stock or assets of the Corporation;

      WHEREAS, Section 7(b) of the 1990 Plan provides that this Board of Directors may at any time and from time to time amend the 1990 Plan;

      WHEREAS, this Board deems it desirable and in the best interests of the Corporation, effective August 15, 2001, to amend Section 5(d) of the 1990 Plan to allow the Compensation and Stock Option Committee (the "Committee") the discretion to determine such other events not in the ordinary course of business that will be treated as a "Termination" for non-executive officer employees of the Corporation for purposes of the 1990 Plan. For purposes of this provision, "non-executive officer employees" means employees who are not Section 16 reporting persons under the Securities Exchange Act of 1934, as amended.

      NOW, THEREFORE, BE IT RESOLVED, that, effective August 15, 2001, Section 5(d) of the 1990 Plan shall be amended and that the Fourth Amendment to the 1990 Plan, as presented to this Board and as indicated on Exhibit A attached hereto, be, and hereby is, adopted and approved.

      FURTHER RESOLVED, that the proper officers of the Corporation are authorized to take such actions or make such findings as determined, in their discretion, to be necessary or beneficial to effectuate these Resolutions.
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                                    EXHIBIT A

           FOURTH AMENDMENT TO THE HUNTINGTON BANCSHARES INCORPORATED
                             1990 STOCK OPTION PLAN

            Effective August 15, 2001, Section 5(d) of the Huntington Bancshares Incorporated 1990 Stock Option Plan is hereby amended by deleting the second sentence of Section 5(d) in its entirety and replacing it with the following sentence

      "Notwithstanding the preceding sentence of this Section (d), each option granted pursuant to the Plan shall terminate and be cancelled upon the termination of the employment with the Company of the employee to whom such option has been granted ("Optionholder") for any reason other than death, retirement under one or more of the retirement plans of the Company or the termination of employment of the Optionholder for any reason following: (i) a Change in Control (as defined herein), (ii) the disposition (other than a Change in Control), direct or indirect, of substantially all of the stock or assets of any Company to any person or entity other than any Company referred to herein, or (iii) for non-executive officer employees only, any event occurring not in the ordinary course of business which the Committee determines, in its discretion, constitutes an event that shall be treated as a Termination for purposes of this Section 5(d) (termination of employment in any such event shall be referred to as a "Termination"). For purposes of this provision, "non-executive officer employees" means employees who are not Section 16 reporting persons under the Securities Exchange Act of 1934, as amended.